UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2017

Nexus Enterprise Solutions, Inc.
(State or other jurisdiction of incorporation)

Wyoming	333-184832	45-2477894
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

5340 N. Federal Highway, Suite 206, Lighthouse Point, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 767-4346

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 13, 2017, Christopher Ashe resigned from his position as Chief Executive Officer of Nexus Enterprise Solutions, Inc. (the "Company"). There were no disagreements between the Company and Christopher Ashe.  As part of Mr. Ashe's resignation, the Company and Mr. Ashe mutually agreed to terminate the Independent Contractor Agreement dated September 1, 2017, filed as Exhibit 10.1 to the Form 8-K filed on September 1, 2017.  There will be no additional compensation paid by the Company pursuant to the Independent Contractor Agreement.

On October 13, 2017, James Bayardelle, was appointed as the Company's Chief Executive Officer, until a new Chief Executive Officer is appointed. James Bayardelle was Chief Executive Officer of the Company from August 23, 2013 through September 1, 2017, and has been a Director of the Company since August 26, 2013.  Prior to becoming a co-founder of Nexus Enterprise Solutions, Inc. in 2010, Mr. Bayardelle was Chief Marketing Officer of First Choice Debt Resolution responsible for all marketing initiatives and internal lead generation.  While at this debt settlement company, he led First Choice to revenue growth exceeding $10 million annually.  Prior to First Choice, Mr. Bayardelle was associated with internet companies in verticals such as health care, travel and real estate.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexus Enterprise Solutions, Inc.

Date: October 16, 2017	By: /s/ James Bayardelle
James Bayardelle
Chief Executive Officer